                                                                  EXHIBIT NO. 11




                     THE MAXIM GROUP, INC. AND SUBSIDIARIES


                    COMPUTATION OF BASIC AND DILUTED EARNINGS

                     PER COMMON AND COMMON EQUIVALENT SHARE

                  (In Thousands, Except Per Share Information)

                                  (Unaudited)




                                                                         Three Months Ended
                                                                   -----------------------------
                                                                     April 30,
                                                                        1998
                                                                   (As Restated        April 30,
                                                                    See Note 2)          1997
                                                                   ============        =========
Basic:
    Net earnings                                                   $   1,318           $   3,251
                                                                   =========           =========

    Weighted average number of common shares outstanding              16,424              16,110
                                                                   =========           =========

    Basic earnings per common share                                $    0.08           $    0.20
                                                                   =========           =========

Diluted:
    Net earnings                                                   $   1,318           $   3,251
                                                                   =========           =========

    Shares:
       Weighted average number of common shares outstanding           16,424              16,110
       Shares issuable from assumed exercise of outstanding
         stock options                                                   823                 520
                                                                   ---------           ---------
       Weighted average number of common and common
         equivalent shares (a)                                        17,247              16,630
                                                                   =========           =========

       Diluted earnings per common share                           $    0.08           $    0.20
                                                                   =========           =========





                       (a) Common equivalent shares represent stock options
                           granted to key employees and directors.